UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2012

AVID TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-21174 (Commission File Number)	04-2977748 (I.R.S. Employer Identification No.)

75 Network Drive, Burlington, Massachusetts 01803 (Address of Principal Executive Offices) (Zip Code)

(978) 640-6789 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)
Avid Technology, Inc. (the “Company”) held its annual meeting of stockholders on Tuesday, May 15, 2012. Set forth below are the final voting results on each matter submitted to a vote of stockholders at the 2012 annual meeting. Each proposal is described in more detail in the Company's proxy statement for the 2012 annual meeting dated March 30, 2012.

(b)	The results of the 2012 annual meeting were as follows:

Proposal 1 - Election of Directors

George H. Billings and Nancy Hawthorne were re-elected as Class I Directors for terms expiring at the Company's 2015 annual meeting. John H. Park was elected as a Class I Director for a term expiring at the Company's 2015 annual meeting. The vote with respect to each nominee is set forth below, with each nominee being elected by a majority of votes cast:

	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
George H. Billings	30,869,940	911,789	246,363	4,640,633
Nancy Hawthorne	30,796,634	986,026	245,432	4,640,633
John H. Park	31,678,574	343,159	6,359	4,640,633

Proposal 2 - Ratification of the Selection of our Independent Registered Public Accounting Firm

By a majority of votes cast, the stockholders ratified the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2012 by a vote of 36,588,401 shares for and 43,878 shares against, with 36,446 shares abstaining.

Proposal 3 - Advisory Vote To Approve Executive Compensation

By a majority of votes cast, the stockholders approved, on an advisory basis, the Company's executive compensation by a vote of 15,731,242 shares for and 15,222,426 shares against, with 1,074,424 shares abstaining and 4,640,633 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID TECHNOLOGY, INC.
(Registrant)

Date: May 18, 2012	By:	/s/ Jason A. Duva
	Name:	Jason A. Duva
	Title:	Vice President, General Counsel and Corporate Secretary

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